EXHIBIT 99.1

SMTC Corporation Reports First Quarter 2019 Results

$103 Million Revenue Quarter Fueled by Expanding Customer Base

MC Assembly Acquisition Contributes to Strong Year-over-Year Growth

TORONTO, May 08, 2019 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider, today announced its first quarter 2019 results.

First Quarter Financial Highlights

  Revenue was $102.6 million, up $65.5 million or 177%, compared to $37.1 in the first quarter of 2018, and up 27% or $21.7 million from $80.9 million in the fourth quarter of 2018. On a proforma basis, assuming MC Assembly had been part of SMTC in the first quarter of 2018, revenue increased 45.2% from $70.7 million in the first quarter of 2018. Approximately $3.8 million of the revenues reported in the first quarter of 2019 was due to the impact of the revenue accounting standard ASC 606 compared to $1.7 million of the revenues in the same period in the prior year.

  Gross profit was $8.6 million or 8.4% of revenues, compared to $3.9 million or 10.4% of revenues in the first quarter of 2018, and $8.3 million or 10.3% of revenue in the fourth quarter of 2018. The year-over-year and quarter-over-quarter declines in the gross margin percentage in the first quarter of 2019 were due to higher labor expenses and $1.8 million of amortization of intangibles relating to the acquisition of MC Assembly.  Adjusted Gross Profit was $10.5 million or 10.2% of revenues, compared to $3.5 million or 9.5% of revenue for the same period in the prior year.

  Net income was $1.2 million or $0.05 per share, compared to net income of $0.08 million or $0.00 per share reported in the first quarter of 2018, and a net loss of $(1.2) million or $(0.05) per share reported in the fourth quarter of 2018. Net Income in the first quarter of 2019 included a $3.1 million non-cash gain for a contingent consideration which reflected a reversal of an accrual recorded in the prior quarter for an earn-out provision associated with the MC Assembly acquisition.

  Adjusted EBITDA was $5.5 million, increased 494% from $0.9 million reported in the first quarter of 2018, and up 2.9% from $5.3 million reported in the fourth quarter of 2018.  On a proforma basis, assuming MC Assembly had been part of SMTC in the first quarter of 2018, adjusted EBITDA increased 116% from $2.5 million in the first quarter of 2018.

  Net Debt at the end of the first quarter was $95.9 million, compared to $92.3 million at the end of 2018. Effective January 1, 2019, with the adoption of the new lease standard (ASC 842 – Leases), the Company recorded $5.4 million of operating lease obligations as at March 31, 2019. Net Debt at the end of the first quarter, excluding finance and operating lease obligations was $ 79.4, compared to $80.8 million at the end of 2018. A higher than anticipated level of revenue in the first quarter of 2019, together with strong collection activities, eliminated the need for a Senior Debt Leverage Covenant waiver that SMTC secured during the quarter.

2019 Outlook

“With the strong start to 2019 and a growing funnel of business opportunities from existing and new customers in key markets, we anticipate another year of solid revenue growth. We expect to complete the integration of MC Assembly during the second quarter and have implemented steps to attain additional synergies which we believe will increase production efficiencies and improve our operating results,” said Ed Smith, SMTC’s President and Chief Executive Officer.

“Our priorities over the next several quarters are to continue to grow the top line, become more efficient, make progress towards achieving our long-term the gross margin targets of 12% to 14%, and strengthen our balance sheet through working capital improvements and debt reduction. As I look ahead, I am excited about the opportunities for our company to achieve best-in-class operating and financial metrics among our EMS peers,” added Smith.

SMTC’s current expectations for 2019:

2019 Revenue	2019 Adjusted EBITDA Range*
$393 - $408 million	$27 - $29 million

*Adjusted EBITDA is calculated based on net income (loss) adjusted to exclude stock-based compensation, interest, restructuring charges, unrealized foreign exchange gain (loss) on unsettled forward exchange contracts, income taxes and depreciation of property plant and equipment and amortization of intangible assets, merger and acquisition related expenses and gains or losses on contingent consideration.  SMTC has provided in this release a non-GAAP calculation of Adjusted EBITDA as supplemental information regarding the operational performance of SMTC’s core business. A reconciliation of Adjusted EBITDA to net earnings (loss) is shown below in this press release.

Financial Results Conference Call

The company will host a conference call which will start at 8:30 a.m. Eastern Time on Thursday, May 9, 2019 by accessing the Investor Relations section of SMTC’s web site on the Investor Relations Events Calendar page at https://ir.smtc.com/ir-calendar or dialing 1-877-317-6789 (for U.S. participants) or 1- 412-317-6789 (for participants outside of the U.S ten minutes prior to the start of the call and request to join the SMTC Corporation’s First Quarter 2019 Results Conference Call.

The conference call will be available for rebroadcast from the Investor Relations section of SMTC’s web site on the Investor Relations Events Calendar page.

Non-GAAP information

Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage are non-GAAP measures. Adjusted EBITDA is computed as net earnings (loss) from operations excluding depreciation and amortization, restructuring charges, unrealized foreign exchange gains/losses on unsettled forward foreign exchange contracts, stock-based compensation, interest, income tax expense and merger and acquisition related expenses and gains or losses on contingent consideration. SMTC Corporation has provided in this release a non-GAAP calculation of Adjusted EBITDA as supplemental information regarding the operational performance of SMTC’s core business. A reconciliation of Adjusted EBITDA to net income (loss) is included in the attachment. Adjusted Gross Profit is computed as gross profit excluding unrealized gains or losses on unsettled forward foreign exchange contracts and amortization of intangible assets. Adjusted Gross Profit percentage is computed as Adjusted Gross Profit divided by revenue. A reconciliation of Adjusted Gross Profit to gross profit is included in the attachment. Management uses these non-GAAP financial measures internally in analyzing SMTC’s financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC believes that these non-GAAP financial measures are useful for management and investors in assessing SMTC’s performance and when planning, forecasting and analyzing future periods. SMTC believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because investors and analysts use it to help assess the health of our business. Non-GAAP measures are subject to limitations as these measures are not in accordance with, or an alternative for, United States Generally Accepted Accounting Principles (US GAAP) and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage along with other financial performance measures, including revenue, gross profit and net earnings (loss), as reflected in SMTC’s interim consolidated financial statements prepared in accordance with US GAAP.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward looking terminology such as  “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC. For these statements, we claim the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the electronics manufacturing services (EMS) industry, component shortages, and others risks and uncertainties discussed in SMTC's most recent filings with the SEC. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation

SMTC Corporation was founded in 1985 and acquired MC Assembly Holdings, Inc. in November 2018.  Following the MC Assembly acquisition, SMTC has more than 50 manufacturing and assembly lines in United States, China and Mexico which creates a powerful low-to-medium volume, high-mix, end-to-end global EMS provider. With local support and expanded manufacturing capabilities globally, including fully integrated contract manufacturing services with a focus on global original equipment manufacturers (OEMs) and emerging technology companies, including those in the Defense and Aerospace, Industrial, Power and Clean Technology, Medical and Safety, Retail and Payment Systems, Semiconductors and Telecom, Networking and Communications; and Test and Measurement industries. As a mid-size provider of end-to-end electronics manufacturing services (EMS), SMTC provides printed circuit boards assemblies (PCB) production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and was added to the Russell Microcap® Index in 2018. For further information on SMTC Corporation, please visit our website at www.smtc.com.

Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	Three months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	March 31, 2019	April 1, 2018

Revenue	$102,649	$37,120
Cost of sales	94,025	33,270
Gross profit	8,624	3,850
Selling, general and administrative expenses	6,698	3,509
Gain on Contingent Consideration	(3,050)	-
Restructuring charges	624	-
Operating earnings	4,352	341
Interest expense	2,870	307
Net income before income taxes	1,482	34
Income tax expense (recovery)
Current	279	110
Deferred	(8)	(84)
	271	26
Net income and comprehensive income	$1,211	$8

Basic income per share	$0.05	$0.00
Diluted income per share	$0.05	$0.00

Weighted average number of shares outstanding
Basic	23,248,918	17,041,504
Diluted	24,465,435	17,523,890

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	March 31, 2019	December 30, 2018
Assets

Current assets:
Cash	$1,596	$1,601
Accounts receivable - net	74,180	72,986
Unbilled contract assets	24,208	20,405
Inventories - net	48,660	53,203
Prepaid expenses and other assets	6,630	5,548
Derivative assets	-	15
Income taxes receivable	158	160
	155,432	153,918
Property, plant and equipment - net	27,213	28,160
Operating lease right of use assets - net	4,904	-
Goodwill	18,165	18,165
Intangible assets - net	18,091	19,935
Deferred financing costs - net	634	668
Deferred income taxes - net	388	380
Total assets	$224,827	$221,226

Liabilities and Shareholders' Equity

Current liabilities:
Revolving credit facility	23,636	$25,020
Accounts payable	78,806	76,893
Accrued liabilities	13,022	13,040
Warrant liability	1,908	2,009
Contingent consideration	-	3,050
Income taxes payable	39	12
Current portion of long-term debt	1,368	1,368
Current portion of operating lease obligations	2,070	-
Current portion of finance lease obligations	1,485	1,547
	122,334	122,939

Long-term debt	55,963	56,039
Operating lease obligations	3,338	-
Finance lease obligations	9,592	9,947
Total liabilities	191,227	188,925

Shareholders’ equity:
Capital stock	460	458
Additional paid-in capital	278,734	278,648
Deficit	(245,594)	(246,805)
	33,600	32,301
Total liabilities and shareholders' equity	$224,827	$221,226

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	March 31, 2019	April 1, 2018
Operations:
Net income	$1,211	$8
Items not involving cash:
Depreciation on property, plant and equipment	1,627	774
Amortization of intangible assets	1,844	-
Unrealized foreign exchange gain on unsettled forward
exchange contracts	-	(319)
Deferred income taxes (recovery)	(8)	(84)
Amortization of deferred financing fees	271	9
Stock-based compensation	88	126
Change in fair value of warrant liability	(101)	-
Change in fair value of contingent consideration	(3,050)	-

Change in non-cash operating working capital:
Accounts receivable	(1,194)	(1,793)
Unbilled contract assets	(3,803)	(1,735)
Inventories	4,543	(974)
Prepaid expense sand other assets	(1,067)	(369)
Income taxes payable	29	(48)
Accounts payable	1,970	3,837
Accrued liabilities	486	1,184
	2,846	616
Financing:
Repayments of revolving credit facility	(1,384)	(2,149)
Repayments of long-term debt	(313)	(500)
Principal repayments of finance lease obligations	(417)	(44)
Debt issuance and deferred financing fees	-	(33)
	(2,114)	(2,726)
Investing:
Purchase of property, plant and equipment	(737)	(104)
	(737)	(104)
Decrease in cash	(5)	(2,214)
Cash, beginning of period	1,601	5,536
Cash, end of the period	$1,596	$3,322

Supplementary Information:

Reconciliation of Adjusted EBITDA
	Three months ended
		Note 1		Note 2
				Proforma
	March 31, 2019	April 1, 2018	December 30, 2018	April 1, 2018

Net income (loss)	$1,211	$8	$(1,223)	$(1,055)
Add (deduct):
Depreciation of property, plant and equipment	1,627	774	1,365	1,620
Amortization of Intangible assets	1,844	-	1,065	-
Interest	2,870	307	1,922	2,052
Income tax expense	271	26	272	26

EBITDA	$7,823	$1,115	$3,401	$2,643

Add (deduct):
Stock compensation expense	88	126	129	126
Stock compensation expense - warrant revaluation	(101)	-	111	-
Restructuring charges	624	-	18	102
Merger and acquisitions related expenses	91	-	1,676	-
Contingent Consideration reversal	(3,050)	-	(15)	-
Unrealized foreign exchange loss (gain)	-	(319)	-	(338)
on unsettled forward exchange contracts

Adjusted EBITDA	$5,475	$922	$5,320	$2,533

Note 1: Reflects historical SMTC results as filed
Note 2: Reflects proforma SMTC and MC as if combined as at April 1, 2018

Supplementary Information:

Reconciliation of Adjusted Gross Profit

	Three months ended
	March 31, 2019	April 1, 2018

Gross Profit	$8,624	$3,850
Add (deduct):
Amortization of intangible assets	1,844	-
Unrealized foreign exchange loss (gain)
on unsettled forward exchange contracts	-	(319)

Adjusted Gross Profit	$10,468	$3,531

Adjusted Gross Profit Percentage	10.2%	9.5%

Supplementary Information:

Reconciliation of Adjusted EBITDA

Forecasted Twelve months ended
December 29, 2019

Net Income	$317
Add (deduct):
Depreciation	7,344
Amortization of Intangible	7,376
Interest	10,597
Income tax expense	1,179
EBITDA	$26,813

Add (deduct):
Stock compensation expense	500
Restructuring charges	624
Merger and acquisitions related expenses	91

Adjusted EBITDA	$28,028

Investor Relations Contact

Peter Seltzberg
Managing Director
Darrow Associates, Inc.
516-419-9915
pseltzberg@darrowir.com